                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------

          SEPARATION AGREEMENT AND GENERAL RELEASE made and executed as of May 14, 1996 between DANIEL P. CUNNINGHAM ("Mr. Cunningham") and PSINET INC., a New York corporation (the "Company"), relating to Mr. Cunningham's separation from employment with the Company.

          WHEREAS, the Company and Mr. Cunningham entered into a certain employment agreement dated February 21, 1996 (the "Prior Agreement"); and

          WHEREAS, the Company agreed to indemnify Mr. Cunningham by agreement dated November 28, 1994 (the "Indemnification Agreement");

          WHEREAS, the Company has issued certain stock option grants dated December 25, 1994, February 2, 1995, and February 21, 1996 to Mr. Cunningham; and

          WHEREAS, pursuant to a certain stock option exercise on February 2, 1995, Mr. Cunningham made a promissory note payable to the Company in the face amount of $50,000.00 (the "Note"); and

          WHEREAS, the Company and Mr. Cunningham desire to amicably settle and sever their employment relationship on July 22, 1996 and do by this Agreement wish to reach a mutual accord and satisfaction and that by these presents Mr. Cunningham does intend to forever release and discharge the Company from all claims subject to the terms set forth herein;

          NOW, THEREFORE, for good and valuable consideration and the mutual promises contained herein, the receipt and sufficiency of which the parties hereby acknowledge, Mr. Cunningham and the Company, each intending to be legally bound, agree as follows:

          1. Mr. Cunningham hereby resigns his position as Vice President-Finance and Treasurer of the Company and each other office or position held by him with the Company, and as a director or officer of any subsidiary of the Company, effective July 22, 1996. Effective as of April 17, 1996, Mr. Cunningham hereby resigns as Chief Financial Officer and CIO of the Company.
Mr. Cunningham's last day of employment with the Company and its subsidiaries will be July 22, 1996. Mr. Cunningham's benefits, insurance coverages and benefit coverages existing as of the date hereof shall continue through July 22, 1996, except as otherwise provided in Paragraph 6 of this Agreement.

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

          2. Mr. Cunningham hereby resigns his position as Director of the Company effective the close of business on May 17, 1996. The Board of Directors of the Company shall deliver to Mr. Cunningham its resolution accepting such resignation as director. The parties agree that Mr. Cunningham will continue to be indemnified in full under existing Company By-laws covering its executives, and under the Indemnification Agreement (which shall, to the extent provided therein, survive the execution of this Agreement), for any actions, events or occurrences within the scope of his employment duties through July 22, 1996 and his service as director through May 17, 1996.

          3. The Company agrees to pay Mr. Cunningham as severance, the sum of $180,000, minus all required withholding for income taxes, social security, unemployment and other normal payroll deductions (collectively, "Required Withholdings"). Such amount will be paid by the Company to Mr. Cunningham bi-weekly commencing on or about August 2, 1996 at such times in accordance with the Company's usual payroll practices for its executives. Said sum will be divided into 36 equal installments.

          4. In addition to the severance payment provided for under Paragraph 3 hereof, Mr. Cunningham shall be entitled to:

                A. Payment of a lump sum in the amount of $40,000 with respect of the year ending December 31, 1996 referred to in Section 3(b) of the Prior Agreement and shall be deemed earned by Mr. Cunningham on July 22, 1996 provided that (i) Mr. Cunningham acts in the best interests of, and not in a manner detrimental to, the Company and (ii) subject to the immediately preceding clause
(i), payment of such amount shall be paid on or before December 31, 1996. Such lump sum payment shall be paid to Mr. Cunningham minus all Required Withholdings. No bonus shall be payable to Mr. Cunningham, provided, however that the Company shall be obligated to make the lump sum payment as provided in and subject to the terms of this Paragraph 4.A.

                B. In addition to the other existing options in which Mr. Cunningham is vested as of July 22, 1996, to the extent permitted under applicable option plans and agreements of the Company and applicable tax laws and regulations, there shall be vested in Mr. Cunningham effective July 22, 1996
(i) 37,500 of the 100,000 options issued pursuant to Section 3(c) of the Prior Agreement to the extent that at least 37,500 of such options have not vested by July 22, 1996 and (ii) all of the options granted to Mr. Cunningham on December 25, 1994 and February 2, 1995, which have not fully vested as of July 22, 1996 (collectively, the "Accelerated Options"). Mr. Cunningham acknowledges and agrees that the Company has not made any representation or warranty as to the effect, if any, of the accelerated vesting of the Accelerated Options, as provided above, under applicable laws and regulations (including, without limitation, applicable tax and securities laws and regulations) and has consulted with his

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own counsel concerning such matters. The Company hereby waives, effective July
22, 1996, any competition restriction contained in applicable option plans and agreements of the Company relating to the Accelerated Options and other Company stock options held by Mr. Cunningham provided that, during the period from the date hereof through July 22, 1996, Mr. Cunningham acts in the best interest of, and not detrimental to, the Company.

          5. Mr. Cunningham agrees to repay, on or prior to December 31, 1996, to the Company all outstanding loans and advances made to him (including, without limitation, the Note) together with all interest accrued thereon.

          6. Except as otherwise expressly provided in this Agreement, all existing benefit and insurance coverages for Mr. Cunningham will cease on July 22, 1996. The Company will offer Mr. Cunningham the opportunity to elect continued coverage beyond July 22, 1996 under the Company health plans covering Mr. Cunningham as of such date as more fully set forth in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and, if Mr. Cunningham so elects, will reimburse Mr. Cunningham, upon the submission of appropriate supporting documentation, an amount, after Required Withholdings, if any, are deducted, of his out-of-pocket costs of such coverage.

          7. Effective July 22, 1996, provided that, during the period from the date hereof through July 22, 1996, Mr. Cunningham acts in the best interests of, and not detrimental to, the Company, the Company releases Mr. Cunningham from his obligations under Section 6 of the Prior Agreement.

          8. Except as specifically provided in this Agreement, notwithstanding any written agreement to the contrary, Mr. Cunningham understands he is not entitled to any other payments for salary, bonuses, options, severance, notice, vacations, holidays or other benefits or to any other form or kind of payment, allowances or compensation.

          9. On or before July 22, 1996, Mr. Cunningham will surrender any and all corporate credit cards in his name, the Company equipment or other property, keys, passes, identification cards or badges which are in his possession or under his control except to the extent that he has already surrendered same.

          10. A. Mr. Cunningham acknowledges that, in connection with his employment with the Company, he has been privy to and has acquired certain proprietary or business information relating to the Company and/or its subsidiaries or affiliates, including confidential information and trade or business secrets not readily available in the market place or to the public. Such information may include, but is not limited to, information relating to the Company operations, business plans, financial and accounting matters, sales, marketing research, data and strategies, patents, copyrighted materials, engineering specifications, customized software and programs, design guides, systems analyses, calculation forms, products and services, proposed products and services, customer lists and files, and all other know-how, whether patentable or entitled to trademark, copyright or other protection, developed or used in connection with the Company's business, as well as other information regarding the Company's customers. Mr. Cunningham agrees he will not disclose to any third parties, directly or indirectly, any such confidential or proprietary information. The only exceptions to the foregoing shall be disclosures authorized in writing by the Company and information which (a) is in the public domain, (b) becomes public knowledge through no fault of Mr. Cunningham, or (c) is required to be disclosed by court order or other government process.

                B. Mr. Cunningham further agrees he will not remove or cause to be removed from the Company's premises any information as set forth in Paragraph 10.A above, equipment or other property, or copies thereof, belonging to the Company, its employees, customers or others doing business with it. Furthermore, Mr. Cunningham agrees that, on or before July 22, 1996, he will return all such information, equipment or other property in his possession or control, including copies of such information or other property.

                C. Notwithstanding any provision of this Agreement to the contrary, Mr. Cunningham's obligations under Section 7 of the Prior Agreement shall remain in effect after July 22, 1996.

          11. The parties acknowledge that the terms of this Agreement and the circumstances, events and occurrences preceding Mr. Cunningham's separation from employment are and must remain strictly confidential. Accordingly, except as required by applicable law or stock exchange or Nasdaq rules, neither Mr. Cunningham nor the Company will in any manner divulge, publish or publicize, or cause to be divulged, published or publicized, any such confidential information to any third parties, to the media or to any current or former employee, customer or client of the Company. The sole and exclusive exceptions to the foregoing mutual commitment shall be Mr. Cunningham's immediate family and Mr. Cunningham's and the Company's tax and legal advisors. In conformance therewith, the Company agrees it will refrain from disparaging Mr. Cunningham and Mr. Cunningham agrees he will refrain from disparaging the Company, its business principals or other employees.

          12.  A.   Upon reasonable advance request by the Company, Mr.
Cunningham will cooperate fully and make himself available, as needed by the Company, to meet with the Company and/or its subsidiaries and affiliates and its/their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which he was involved or has knowledge except for any investigation, administrative proceeding or litigation relating principally to the enforcement of this Agreement. The Company agrees (a) that Mr. Cunningham need not make himself available at times which would materially and adversely interfere with his other business, professional or employment activities and (b) that Mr. Cunningham will be reimbursed by the Company, in accordance with its normal practices, for any reasonable out-of-pocket business expenses actually incurred by Mr. Cunningham in the performance of duties required by the Company under this Paragraph 12.

                B. In the event Mr. Cunningham is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) or to produce documents or answers to written questions which in any way relate to his employment with the Company, he will give the Company prompt notice of such request or demand and will make no disclosure until the Company has had a reasonable opportunity, should it so desire, to contest the right of the requesting person or entity to obtain such disclosure.

          13.  A.   As consideration for the payments and other benefits and
promises provided in this Agreement to which Mr. Cunningham would not otherwise be entitled, Mr. Cunningham, with the intention of binding himself, his heirs, personal representatives, executors, administrators and assigns, hereby releases and forever discharges the Company, its affiliates, subsidiaries and predecessor corporations and their past and present employees, officers, directors, shareholders, agents, attorneys, representatives and trustees and administrators under any Company employee benefit plans (collectively referred to herein as RELEASEES), jointly and individually, from any and all claims, demands, damages, remedies, contracts (express or implied) and causes of action of any kind or nature whatsoever, whether known or unknown, which Mr. Cunningham had, now has or in the future may or could have, against RELEASEES arising out of or relating to any matter up to the date of the execution of this Agreement, including, but not limited to, any and all claims in connection with his employment with the Company (or with any of the corporations released herein) and his separation therefrom, excluding any claims to enforce his rights under this Agreement. Without limiting the generality of the foregoing, Mr. Cunningham knowingly and voluntarily waives all rights he (or anyone on his behalf) has or may have to commence or prosecute any legal proceeding or action under the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and any and all other federal, state and local equal employment, fair employment, wage payment and civil, human or employee rights laws (whether statutory, decisional or regulatory), regulatory, statutory or common law of any jurisdiction including, but not limited to, any and all tort claims (e.g., defamation, intentional infliction of emotional distress, negligent hiring, retention or referral, conversion, interference with contract, abusive discharge) and any and all federal, state or local laws relating to benefits, labor or employment standards or retaliation (e.g., whistleblowing); provided, however, that the foregoing shall not release any rights of Mr. Cunningham (i) under COBRA or (ii) pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to an accounting or receipt of his 401(K) plan account assets or any other retirement benefits in which he is vested as of July 22, 1996. In addition to, and without limitation of the foregoing, except to the extent permitted by law, Mr. Cunningham will not voluntarily participate or assist others in any suit or proceeding against RELEASEES, or any of them, involving claims of the kind waived herein. If, prior to July 22, 1996, Mr. Cunningham has filed any charge, complaint or action against any of the RELEASEES related to any matter released or waived herein, he will, as a condition to the Company's obligations under this Agreement, withdraw and discontinue all such charges, complaints or actions and execute all documents necessary to effectuate such withdrawals or discontinuances.


                B. Should any proceeding be instituted either by or on behalf of Mr. Cunningham with respect to matters here settled, released or waived or by or on behalf of the Company with respect to any such matter, this Agreement shall be deemed full and complete accord, satisfaction and settlement of any such claim and sufficient basis for its immediate dismissal.

                C. Mr. Cunningham further agrees that he will not institute a claim or charge relating to any matter released or waived herein or sue the Company or any RELEASEE concerning such claim or charge. If he should violate this covenant by suing the Company or any RELEASEE, Mr. Cunningham agrees that he will pay all costs and expenses of defending against such suit incurred by the Company or by any RELEASEE, including reasonable attorneys' fees, and further agrees that this Agreement shall be sufficient basis for the immediate dismissal of any such suit .

          14. Mr. Cunningham represents and acknowledges by his signature hereon that he carefully has read and understands the provisions of this Agreement, that, except for a letter of resignation from the Company's Board of Directors of even date herewith, it contains the entire understanding between him and the Company and that he is not relying upon any representations or statements, written or oral, made by or on behalf of the Company not set forth herein. Except as expressly provided herein, the Prior Agreement is hereby terminated. Mr. Cunningham and the Company both acknowledge that this Agreement may not be modified except in a writing that is signed by both parties and that specifically refers to this Agreement.

          15. Mr. Cunningham acknowledges that the Company specifically urged and encouraged him to consult with a legal counsel or representative of his choice for the purpose of determining whether to sign this Agreement and that he in fact consulted with Peterson & Basha, P.C. for such purpose. Mr. Cunningham further acknowledges that he was afforded a reasonable and sufficient period of time of at least twenty-one (21) days to review, for deliberation thereon, for negotiation of the terms thereof and to consider whether to execute it.

          16. This Agreement may be revoked in writing by Mr. Cunningham at any time during the period of seven (7) calendar days following the date on which both parties have signed this Agreement. The provisions of this Agreement shall not become effective and no payment will be made hereunder until such seven-day revocation period has expired without Mr. Cunningham exercising this revocation right.

          17. This Agreement is not intended, and should not be construed, as evidence of any wrongdoing on the part of either Mr. Cunningham or of the Company, its subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, executors, administrators, attorneys, trustees, employees, agents or other representatives or as any admission of liability (or of the validity of any claim settled or released hereunder) either by Mr. Cunningham or by the Company or other such persons or entities, under any federal, state of local law or regulation of any nature whatsoever.

          18. Except for disputes or claimed breaches concerning Paragraph 10 above, the parties agree that any dispute under this Agreement or the breach thereof will be submitted to arbitration in Washington, D.C. before three (3) arbitrators, one (1) arbitrator selected by the Company, one (1) arbitrator selected by Mr. Cunningham, and the third arbitrator selected by the parties in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then pertaining. The costs of such third arbitrator and arbitration proceeding, as well as the reasonable attorneys' fees of the party prevailing in the outcome of such proceeding, will be borne by the party which does not prevail in the outcome of such proceeding. Such arbitration shall be governed in all respects by the law of the State of New York. The arbitrators' decision shall be in writing and shall be final, binding and enforceable in any court of competent jurisdiction.

          19. This Agreement shall at all times be construed with and governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York and without reference to its conflict of laws rules.

          20. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect and shall not impair the enforceability and continued validity of any other provision of this Agreement. Notwithstanding the foregoing, upon any final determination that the release set forth in Paragraph 13.A above is in whole or in part illegal, void or unenforceable, the Company's obligations to make any remaining payments or contributions hereunder will cease immediately and Mr. Cunningham will be required to repay all monies paid to him hereunder. Furthermore, such return of monies will not affect the Company's rights under the remaining provisions of this Agreement.

          21. This Agreement is binding upon, and will inure to the benefit of, the parties and each of their heirs, executors, administrators, trustees, representatives, successors or assigns. Mr. Cunningham further agrees this Agreement is made for the benefit of the Company's subsidiaries, affiliates and all other existing, succeeding or predecessor corporations.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DANIEL P. CUNNINGHAM                              PSINET INC.

/s/ Daniel P. Cunningham                          By: /s/ William L. Schrader
- -------------------------------                      -----------------------
        (Signature)                                  William L. Schrader
                                                     Chairman, President and CEO


Date of Mr. Cunningham's
Execution and Delivery:
May 14, 1996

APPROVED by the Compensation Committee
of the Board of Directors, PSINet Inc.


/s/ William L. Schrader                                5/14/96
- -------------------------                              ------------------
William L. Schrader                                    Date

/s/ William H. Baumer                                  as of May 14, 1996
- -------------------------                              ------------------
William H. Baumer                                      Date

/s/ Wade Woodson                                       as of May 14, 1996
- -------------------------                              ------------------
Wade Woodson                                           Date

COMMONWEALTH OF VIRGINIA )
                         )  ss.:
COUNTY OF FAIRFAX        )


          On May 14, 1996, before me personally came Daniel P. Cunningham, to me known and known to me to the individual described in, and who executed, the foregoing SEPARATION AGREEMENT AND GENERAL RELEASES and who duly acknowledged to me that he executed the same.

                                                        /s/ Maud Gale
                                                --------------------------------
                                                         NOTARY PUBLIC


COMMONWEALTH OF VIRGINIA )
                         )  ss.:
COUNTY OF FAIRFAX        )


          On May 14, 1996, before me personally came William L. Schrader, to me known and known to me to be an officer of PSINET INC., to wit its Chairman, President and CEO, who executed the foregoing SEPARATION AGREEMENT AND GENERAL RELEASES and who duly acknowledged to me that he executed the same having been duly authorized to do so.


                                                        /s/ Maud Gale
                                                --------------------------------
                                                         NOTARY PUBLIC